SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 20, 2005


                           J. C. PENNEY COMPANY, INC. (Exact name of registrant
             as specified in its charter)


     Delaware                         1-15274                      26-0037077
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
   of incorporation )                                        Identification No.)


6501 Legacy Drive
Plano, Texas                                                        75024-3698
(Address of principal executive offices)                            (Zip code)


Registrant's telephone number, including area code:  (972) 431-1000

===============================================================================
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

     On May 20, 2005, the stockholders of J. C. Penney Company, Inc. ("Company") approved the J. C. Penney Company, Inc. 2005 Equity Compensation Plan ("Equity Plan"). The maximum number of shares of Company Common Stock of 50(cent) par value ("Common Stock") upon which options to purchase shares of Common Stock ("Stock Options"), stock appreciation rights ("SARs"), or awards of Common Stock or share units ("Stock Awards"), ("Stock Options," "SARs," and "Stock Awards" herein collectively called "Equity Awards"), may be issued under the Equity Plan is 14,400,000 shares, plus up to 2,800,000 shares which on May 31, 2005 are reserved but not then subject to awards under the Company's 2001 Equity Compensation Plan. Under the Equity Plan: (i) Equity Awards and cash incentive awards may be made to such associates, including officers and officers serving as directors of the Company, as the Human Resources and Compensation Committee of the Board of Directors may determine; and (ii) Equity Awards will be made to individuals who serve as non-employee directors of the Company, as set forth in the Equity Plan. The Equity Plan will become effective on June 1, 2005. No award may be made under the Equity Plan after May 31, 2010. A copy of the Equity Plan is hereby incorporated by reference to Annex A to the Company's 2005 Notice of Annual Meeting of Stockholders and Proxy Statement (SEC File No. 1-15274).

     On May 20, 2005 the Company's Board of Directors, after considering the recommendation of the Board's Corporate Governance Committee, approved the compensation structure for the Company's non-employee directors for the period June 1, 2005 through May 31, 2006. The compensation structure and levels remain unchanged from that of the previous June 1, 2004 to May 31, 2005 period, with the exception that the May 2005 annual equity award to non-employee directors will be made in restricted stock units, as opposed to restricted stock awards. A more detailed discussion of the compensation for non-employee directors is contained in Exhibit 99.2 attached hereto and incorporated by reference to this report.

     On May 20, 2005, the Company's Board of Directors approved resolutions providing that G. L. Davis, the Company's retiring Executive Vice President, Chief Human Resources and Administration Officer, continue as an employee of the Company through December 31, 2005 in order to provide from time to time such services as may be requested by the Company to permit a smooth transition of the responsibilities of the Chief Human Resources and Administration Officer to M.
T. Theilmann; that in such capacity Mr. Davis will continue to receive his current base salary and be entitled to earn a profit incentive compensation award under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program for the period from February 1 through June 30, 2005 based on the Company's actual results for fiscal 2005 and for the period from July 1 to December 31, 2005 based on a target amount of 50% of his base salary for that period.

Item 9.01 Financial Statements and Exhibits.


Exhibit 99.1 J. C. Penney Company, Inc. 2005 Equity Compensation Plan (incorporated by reference to Annex A to the Company's 2005 Notice of Annual Meeting of Stockholders and Proxy Statement, SEC File No. 1-15274).

Exhibit 99.2       Description of Non-Employee Directors' Compensation


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 J. C. PENNEY COMPANY, INC.



                                                 By: /s/ Joanne L. Bober
                                                   ----------------------------
                                 Joanne L. Bober
                                                   Senior Vice President,
                                                   General Counsel and Secretary




Date:  May 24, 2005

                                  EXHIBIT INDEX

Exhibit Number          Description


99.1                    J. C. Penney Company, Inc. 2005 Equity Compensation
                        Plan (incorporated by reference to Annex A to the Company's 2005 Notice of Annual Meeting of
                        Stockholders and Proxy Statement, SEC File No. 1-15274).

99.2                    Description of Non-Employee Directors' Compensation

                                                                    Exhibit 99.2


Company employees are not paid additional amounts for serving as directors. Directors who are not Company employees ("Non-Employee Directors") receive:

o    an annual cash retainer of $60,000;

o an annual award of restricted stock units with a market value at the time of grant of $75,000;

o    an annual cash  retainer  of $10,000 for the chair of the Audit  Committee;
     and

o an annual cash retainer of $7,500 for the chairs of the Corporate Governance Committee, the Finance Committee and the Human Resources and Compensation Committee.

     Directors are not paid a fee for meeting attendance, but are reimbursed for expenses incurred for attending any meeting which they attend in their official capacities as directors. Non-Employee Directors are also paid $1,000 for each full day of service to the Company in addition to those services which they perform in connection with Board and committee responsibilities, and are reimbursed for expenses in connection with their performance of such services. Directors may elect to receive all or a portion of their cash retainers and fees in Common Stock. A director may also elect to defer payment of all or part of any of the above fees under the terms of a deferred compensation plan for directors.